UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2015 (March 2, 2015)

ACTAVIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

As previously announced, on February 4, 2015, Forest Laboratories, LLC, a Delaware limited liability company and successor-in-interest to Forest Laboratories, Inc., Forest Laboratories Holdings Limited, a corporation organized under the Laws of Ireland and Forest Laboratories Canada Inc., a corporation organized under the Laws of Canada (collectively, the “Sellers”), each an indirect wholly owned subsidiary of Actavis plc (the “Company”), and the Company, as guarantor of the Sellers’ obligations, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AstraZeneca UK Limited, a private limited company registered in England and Wales (“AstraZeneca”).

On March 2, 2015, pursuant to the Purchase Agreement, the Sellers sold, and AstraZeneca acquired, certain rights to, and related assets of, the Company’s and its subsidiaries’ branded respiratory business in the United States for $600 million and royalty payments payable upon the achievement of certain annual net sales thresholds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015	ACTAVIS plc

	By:	/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Chief Legal Officer and Corporate Secretary

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